UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2013

BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 25, 2013, the Board of Directors (the “Board”) of Best Buy Co., Inc. ("Best Buy" or the "registrant") elected Bradbury H. Anderson and Allen U. Lenzmeier as Class 2 directors, effective immediately. Mr. Anderson and Mr. Lenzmeier were nominated by Mr. Richard M. Schulze to serve on the Board pursuant to the Letter Agreement between the registrant and Mr. Schulze described in Item 8.01 below, which description is incorporated herein by reference, and the agreement between the registrant and Mr. Schulze described in Item 8.01 of the registrant's Current Report on Form 8-K filed on December 14, 2012, the description of which is incorporated herein by reference.

It is expected that Mr. Anderson and Mr. Lenzmeier will serve on one or more committees of the Board. Committee assignments are expected to be made at the next regular meeting of the Board, scheduled to be held in April 2013. Once determined, the committee assignment(s) will be disclosed by the registrant in a Current Report on Form 8-K.

There are no transactions or relationships between the registrant and Mr. Anderson that are reportable under Item 404(a) of Regulation S-K.

There is a relationship between the registrant and Mr. Lenzmeier that is reportable under Item 404(a) of Regulation S-K. Mr. Lenzmeier's daughter-in-law, Jessica Zou, has been an employee of Best Buy since May 2003 and is currently a property manager at Best Buy's corporate headquarters. In fiscal 2013, her gross income was approximately $132,000. Mr. Lenzmeier's family member is compensated at a level comparable to the compensation paid to non-family members in similar positions at Best Buy and receives other benefits made generally available to Best Buy employees in similar positions.

Mr. Anderson and Mr. Lenzmeier are expected to stand for election to the registrant's Board at the 2013 Regular Meeting of Shareholders, as provided in the Letter Agreement described in Item 8.01 below. If elected by the shareholders, Mr. Anderson and Mr. Lenzmeier will each serve for a two-year term expiring at the 2015 Regular Meeting of Shareholders and until their successor has been duly elected and qualified, or until their individual earlier death, resignation or removal.

Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 7.01	Regulation FD Disclosure.

On March 25, 2013, Best Buy issued a news release announcing the appointment of Mr. Anderson and Mr. Lenzmeier to the Board as described above under Item 5.02. A copy of the news release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless the registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act, of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On March 25, 2013, Best Buy and Mr. Schulze entered into a Letter Agreement between such parties (the “Letter Agreement”) to set forth, among other things, (i) the duties and responsibilities of Mr. Schulze in his position as the Chairman Emeritus of the Company (the “Chairman Emeritus”), (ii) the compensation to be provided to Mr. Schulze in connection with his preparation and ongoing consultation over the next twelve months with regard to a business plan for the Company, (iii) the compensation and benefits to be provided to Mr. Schulze with respect to his services as Chairman Emeritus and (iv) Mr. Schulze's right to nominate two directors for appointment to the Board until Mr. Schulze reaches the age of 75, pursuant to which Messrs. Anderson and Lenzmeier have been elected to the Board and will be nominated for election for two year terms to the Board at the registrant's 2013 Regular Meeting of Shareholders.

The foregoing description of the principal terms of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibit 99.1 is furnished and Exhibit 99.2 is filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1
News release issued March 25, 2013. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

99.2	Letter Agreement, dated March 25, 2013, between Best Buy Co., Inc. and Richard M. Schulze

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: March 25, 2013	By:	/s/ KEITH J. NELSEN
Keith J. Nelsen
Executive Vice President, General Counsel and Secretary

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